Exhibit 99.1

Assurant Reports First Quarter 2024 Financial Results
Increase in First Quarter Earnings and EPS Led by Continued Strong Performance within Global Housing and Growth within Global Lifestyle

ATLANTA, May 7, 2024 — Assurant, Inc. (NYSE: AIZ), a leading global business services company that supports, protects and connects major consumer purchases, today reported results for the first quarter ended March 31, 2024.

“Our first quarter performance represented a strong start to 2024. Global Housing delivered exceptional results, which combined with the ongoing momentum in our U.S. Connected Living business within Global Lifestyle, continued to demonstrate Assurant’s differentiated business model and competitive advantages within the attractive markets we serve. Leveraging our unwavering commitment to deliver an outstanding customer experience, we launched programs with several new clients across our global business lines while expanding our offerings with existing client partners,” said Assurant President and CEO Keith Demmings.

“Following our strong first quarter performance, we feel increasingly confident in our ability to deliver on our financial objectives for 2024, demonstrating the combined earnings power of our advantaged portfolio. Our focus remains on investing for growth while accelerating innovation, driving financial and operational excellence, and effectively deploying our capital to create shareholder value,” Demmings added.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

(Unaudited)	Q1'24	Q1'23	Change
$ in millions, except per share data
GAAP net income	236.4	113.6	108%
Adjusted EBITDA[1]	370.7	242.9	53%
Adjusted EBITDA, ex. reportable catastrophes[2]	383.7	293.3	31%

GAAP net income per diluted share	4.47	2.12	111%
Adjusted earnings per diluted share[3]	4.78	2.75	74%
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	4.97	3.49	42%
Some of the metrics throughout this press release are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section.

First Quarter 2024 Summary
•GAAP net income increased 108 percent to $236.4 million, compared to the prior year period, while net income per diluted share increased 111 percent to $4.47 versus the prior year period.
•Adjusted EBITDA, excluding reportable catastrophes2, increased 31 percent to $383.7 million, or 32 percent on a constant currency basis5.
•Adjusted earnings, excluding reportable catastrophes, per diluted share4, increased 42 percent to $4.97.
•Holding company liquidity was $622 million; returned $77 million to shareholders via share repurchases and common stock dividends.

2024 Outlook
The company expects:
•Adjusted EBITDA, excluding reportable catastrophes6, to increase mid-single-digits, led by growth in Global Housing, as well as in Global Lifestyle. Given the strength of first quarter results in Global Housing, Adjusted EBITDA, excluding reportable catastrophes6, growth is trending towards the higher end of the mid-single-digit outlook.
•Adjusted earnings, excluding reportable catastrophes, per diluted share6, growth rate to approximate the growth rate in Adjusted EBITDA, excluding reportable catastrophes.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

First Quarter 2024 Consolidated Results

(Unaudited)	Q1'24	Q1'23	Change
$ in millions

GAAP net income	236.4	113.6	108%

Adjusted EBITDA
Global Lifestyle	207.7	198.9	4%
Global Housing	192.5	68.4	181%
Corporate and Other	(29.5)	(24.4)	(21)%
Adjusted EBITDA[1]	370.7	242.9	53%
Reportable catastrophes	13.0	50.4
Adjusted EBITDA, ex. reportable catastrophes
Global Lifestyle[2]	207.8	199.8	4%
Global Housing[2]	205.4	117.9	74%
Corporate and Other	(29.5)	(24.4)	(21)%
Adjusted EBITDA, ex. reportable catastrophes[2]	383.7	293.3	31%
Note: Adjusted EBITDA of the Global Lifestyle, Global Housing and Corporate and Other segments is the segment measure of profitability in our GAAP financial statements and includes reportable catastrophes. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

First Quarter 2024 Consolidated Results
•GAAP net income increased to $236.4 million, compared to first quarter 2023 of $113.6 million, primarily due to higher segment earnings and lower reportable catastrophes within Global Housing.

•GAAP net income per diluted share increased to $4.47 compared to first quarter 2023 of $2.12. The increase was primarily driven by the factors noted above.

•Adjusted EBITDA1 increased 53 percent to $370.7 million compared to the prior year period. Results included $37.4 million of lower pre-tax reportable catastrophes. Excluding reportable catastrophes, Adjusted EBITDA2 increased 31 percent, or 32 percent on a constant currency basis5, to $383.7 million, driven primarily by Global Housing from lower non-catastrophe loss experience and top-line growth within Homeowners, as well as Connected Living growth in Global Lifestyle.

•Adjusted earnings, excluding reportable catastrophes, per diluted share4, increased 42 percent to $4.97 compared to the prior year period, primarily from higher segment earnings.

•Net earned premiums, fees and other income from the Global Lifestyle and Global Housing segments totaled $2.76 billion compared to $2.55 billion in first quarter 2023, up 8 percent, or 9 percent on a constant currency basis5, driven by growth across all business lines.

Global Lifestyle

$ in millions	Q1'24	Q1'23	Change
Adjusted EBITDA	207.7	198.9	4%
Net earned premiums, fees and other income	2,187.8	2,040.3	7%
•Adjusted EBITDA increased 4 percent compared to first quarter 2023, or 5 percent on a constant currency basis5, as growth in Connected Living was partially offset by lower results in Global Automotive. Connected Living increased primarily due to stronger mobile device protection results across carrier and cable operator clients in North America, higher investment income, and a one-time $6.9 million client contract benefit. Connected Living results were partially offset by new client and program implementation expenses as well as unfavorable foreign exchange. Global Automotive decreased mainly due to ongoing elevated claims costs from inflation and the normalization of select ancillary products, partially offset by higher investment income.

•Net earned premiums, fees and other income increased 7 percent compared to first quarter 2023, including on a constant currency basis5, primarily driven by Connected Living from mobile growth, including contributions from newly launched trade-in programs and device protection programs in North America, as well as growth in Global Automotive from prior period sales.

Global Housing

$ in millions	Q1'24	Q1'23	Change
Adjusted EBITDA	192.5	68.4	181%
Reportable catastrophes	12.9	49.5
Adjusted EBITDA, ex. reportable catastrophes[2]	205.4	117.9	74%
Net earned premiums, fees and other income	572.2	505.3	13%
•Adjusted EBITDA increased significantly compared to first quarter 2023. Results included $36.6 million of lower pre-tax reportable catastrophes. Excluding reportable catastrophes,

Adjusted EBITDA2 increased 74 percent, with over half of the increase driven by lower non-catastrophe loss experience, including impacts from lower claims severity and a $15.7 million favorable year-over-year impact from prior period reserve development. Results also benefited from continued top-line growth within Homeowners, ongoing expense leverage from scale and operational efficiencies, and lower catastrophe reinsurance premiums.

•Net earned premiums, fees and other income increased 13 percent compared to first quarter 2023, mainly driven by Homeowners top-line growth, including higher average premiums and growth in policies in-force within lender-placed. Lower catastrophe reinsurance premiums, including impacts from changing the timing of program placement, and growth in Renters and Other also contributed to the increase.

Corporate and Other

$ in millions	Q1'24	Q1'23	Change
Adjusted EBITDA	(29.5)	(24.4)	(21)%
•Adjusted EBITDA loss increased in first quarter 2024 compared to the prior year period, primarily driven by higher expenses to support enterprise growth initiatives.

Holding Company Liquidity Position
•Holding company liquidity totaled $622 million as of March 31, 2024, or $397 million above the company’s targeted minimum level of $225 million.

Dividends paid by the operating segments to the holding company in first quarter 2024 totaled $254 million.

•Share repurchases and common stock dividends totaled $77 million in first quarter 2024. During first quarter 2024, Assurant repurchased approximately 225 thousand shares of common stock for $40 million and paid $37 million in common stock dividends. From April 1 through May 3, 2024, the company repurchased approximately 56 thousand shares for $10 million, with $625 million remaining under the current repurchase authorizations.

2024 Company Outlook6
Note: Some of the metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

Based on current market conditions, for full-year 2024, the company expects:

$ in millions, except per share data	FY 2023	Q1’24	2024 Outlook[6]
Adjusted EBITDA, ex. reportable catastrophes[2]	1,369.3	383.7	Mid-single-digit growth
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	$17.13	$4.97	Similar growth rate as Adjusted EBITDA, ex. reportable catastrophes
•Adjusted EBITDA, excluding reportable catastrophes6, to increase by mid-single-digits, led by growth in Global Housing, as well as in Global Lifestyle. Given the strength of first quarter results in Global Housing, Adjusted EBITDA, excluding reportable catastrophes6, growth is trending towards the higher end of the mid-single-digit outlook.
◦Global Housing Adjusted EBITDA, excluding reportable catastrophes6, to increase, following significant growth in 2023, mainly driven by improving non-catastrophe loss experience, top-line growth in Homeowners, and lower catastrophe reinsurance premiums. Partially muting growth is lower prior year reserve development, as full-year 2023 included $54 million compared to $22 million through first quarter 2024.
◦Global Lifestyle Adjusted EBITDA to increase, mainly driven by organic growth and improved profitability in Connected Living programs. Global Automotive is expected to grow modestly primarily from higher investment income, with rate actions expected to drive improvement over time. Global Lifestyle growth to be partially offset by investments to support growth, including new client and program implementation expenses. We continue to monitor the impact from macroeconomic conditions, including inflation, foreign exchange and interest rate levels, which may impact the pace and timing of growth.
◦Corporate and Other Adjusted EBITDA loss to approximate $110 million.

•Adjusted earnings, excluding reportable catastrophes, per diluted share6 growth rate to approximate the growth rate in Adjusted EBITDA, excluding reportable catastrophes. The company now expects depreciation expense of approximately $130 million, and continues to expect interest expense of approximately $107 million, amortization of purchased intangible assets of approximately $70 million, and an effective tax rate of approximately 20 to 22 percent.

•Business segment dividends to approximate two-thirds of segment Adjusted EBITDA, including reportable catastrophes6. This is subject to the business and investment portfolio performance, and rating agency and regulatory capital requirements.

•Capital deployment priorities to focus on maintaining a strong financial position, supporting business growth by funding investments and M&A, and returning capital to shareholders through common stock dividends and share repurchases, subject to Board approval.

Earnings Conference Call
The first quarter 2024 earnings conference call and webcast will be held on Wednesday, May 8, 2024 at 8:00 a.m. ET. The slide presentation used by management during the webcast includes supplemental information and will be available on Assurant’s Investor Relations website prior to the conference call. The live and archived webcast, along with supplemental information, will also be available on Assurant’s Investor Relations website:
https://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 500 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other specialty products.

Learn more at assurant.com

Media Contact:
Stacie Sherer
Vice President, Corporate Communications
Phone: 917.420.0980
stacie.sherer@assurant.com
Investor Relations Contacts:
Rebekah Biondo
Deputy CFO
Phone: 786.374.7283
rebekah.biondo@assurant.com

Sean Moshier
Vice President, Investor Relations
Phone: 914.204.2253
sean.moshier@assurant.com

Matt Cafarchio
Director, Investor Relations
Phone: 484.356.4791
matt.cafarchio@assurant.com

Safe Harbor Statement
Some of the statements in this news release and its exhibits, including our outlook, business and financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “objective,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:
i.the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if they disintermediate us, or if those parties face financial, reputational or regulatory issues;
ii.significant competitive pressures, changes in customer preferences and disruption;
iii.the failure to execute our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce;
iv.the failure to find suitable acquisitions at attractive prices, integrate acquired businesses or divest of non-strategic businesses effectively or achieve organic growth;
v.our inability to recover should we experience a business continuity event;
vi.the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;
vii.risks related to our international operations;
viii.declines in the value and availability of mobile devices, and regulatory compliance or other risks in our mobile business;
ix.our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;
x.risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;
xi.the impact of catastrophe and non-catastrophe losses, including as a result of the current inflationary environment and climate change;
xii.negative publicity relating to our business, industry or clients;
xiii.the impact of general economic, financial market and political conditions (including the Israel-Hamas war) and conditions in the markets in which we operate, including the current inflationary environment;
xiv.the adequacy of reserves established for claims and our inability to accurately predict and price for claims and other costs;
xv.a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;
xvi.fluctuations in exchange rates, including in the current environment;
xvii.an impairment of goodwill or other intangible assets;
xviii.the failure to maintain effective internal control over financial reporting;
xix.unfavorable conditions in the capital and credit markets;
xx.a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;
xxi.an impairment in the value of our deferred tax assets;
xxii.the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;
xxiii.the credit risk of some of our agents, third-party administrators and clients;

xxiv.the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;
xxv.limitations in the analytical models we use to assist in our decision-making;
xxvi.the failure to effectively maintain and modernize our technology systems and infrastructure, or the failure to integrate those of acquired businesses;
xxvii.breaches of our technology systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyberattacks and as a result of working remotely;
xxviii.the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection and tax;
xxix.the impact of litigation and regulatory actions;
xxx.reductions or deferrals in the insurance premiums we charge;
xxxi.changes in insurance, tax and other regulations, including the Inflation Reduction Act of 2022;
xxxii.volatility in our common stock price and trading volume; and
xxxiii.employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission, including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

(1)Assurant uses Adjusted EBITDA as an important measure of the company’s operating performance. Assurant defines Adjusted EBITDA as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, non-core operations, restructuring costs related to strategic exit activities, Assurant Health runoff operations, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, as well as other highly variable or unusual items. The company believes this metric provides investors with an important measure of the company’s operating performance because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income. See Note 2 below for a full reconciliation.
(2)Adjusted EBITDA, Excluding Reportable Catastrophes: Assurant uses Adjusted EBITDA (defined above), excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s operating performance. The company believes this metric provides investors with an important measure of the company’s operating performance for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income.

(UNAUDITED)	1Q	1Q	12 Months
($ in millions)	2024	2023	2023
GAAP net income	$236.4	$113.6	$642.5
Less:
Interest expense	26.8	27.0	108.0
Provision for income taxes	56.5	33.5	164.3
Depreciation expense	30.6	26.4	109.3
Amortization of purchased intangible assets	17.6	18.7	77.9
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	8.8	10.6	68.7
Non-core operations	2.6	12.2	50.4
Restructuring costs	—	6.4	34.3
Assurant Health runoff operations	(0.4)	(7.5)	(6.9)
Other adjustments(1)	(8.2)	2.0	9.0
Adjusted EBITDA	370.7	242.9	1,257.5
Reportable catastrophes	13.0	50.4	111.8
Adjusted EBITDA, excluding reportable catastrophes	$383.7	$293.3	$1,369.3
(1)Additional details about the components of Other adjustments and other key financial metrics throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(UNAUDITED)	1Q 2024		1Q 2023
	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$207.7	$192.5	$198.9	$68.4
Reportable catastrophes	0.1	12.9	0.9	49.5
Adjusted EBITDA, excluding reportable catastrophes	$207.8	$205.4	$199.8	$117.9

(3)Adjusted Earnings per Diluted Share: Assurant uses Adjusted earnings per diluted share as an important measure of the company’s stockholder value. Assurant defines Adjusted earnings per diluted share as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, non-core operations, restructuring costs related to strategic exit activities, Assurant Health runoff operations, as well as other highly variable or unusual items, divided by the weighted average diluted shares outstanding. The company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income per diluted share, defined as net income, divided by the weighted average diluted shares outstanding. See Note 4 below for a full reconciliation.

(4)Adjusted Earnings, Excluding Reportable Catastrophes, per Diluted Share: Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share (each as defined above) as another important measure of the company's stockholder value. The company believes this metric provides investors with an important measure of stockholder value for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income per diluted share (defined above).

(UNAUDITED)	1Q	1Q	12 Months
($ in millions)	2024	2023	2023
GAAP net income	$236.4	$113.6	$642.5
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	8.8	10.6	68.7
Amortization of purchased intangible assets	17.6	18.7	77.9
Non-core operations	2.6	12.2	50.4
Restructuring costs	—	6.4	34.3
Assurant Health runoff operations	(0.4)	(7.5)	(6.9)
Other adjustments	(8.2)	2.0	9.0
Benefit for income taxes	(4.2)	(8.1)	(43.0)
Adjusted earnings	252.6	147.9	832.9
Reportable catastrophes, pre-tax	13.0	50.4	111.8
Tax impact of reportable catastrophes	(2.7)	(10.6)	(23.5)
Adjusted earnings, excluding reportable catastrophes	$262.9	$187.7	$921.2

(UNAUDITED)	1Q	1Q	12 Months
	2024	2023	2023
GAAP net income per diluted share(1)	$4.47	$2.12	$11.95
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	0.17	0.20	1.28
Amortization of purchased intangible assets	0.33	0.35	1.45
Non-core operations	0.05	0.23	0.94
Restructuring costs	—	0.12	0.64
Assurant Health runoff operations	(0.01)	(0.14)	(0.13)
Other adjustments	(0.15)	0.02	0.16
Benefit for income taxes	(0.08)	(0.15)	(0.80)
Adjusted earnings, per diluted share	4.78	2.75	15.49
Reportable catastrophes, pre-tax	0.24	0.94	2.08
Tax impact of reportable catastrophes	(0.05)	(0.20)	(0.44)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$4.97	$3.49	$17.13
(1)Information on the share counts used in the per share calculations throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(5)Constant Currency: Represents a non-GAAP financial measure. Excludes the impact of changes in foreign currency exchange rates used in the translation of the income statement because they can be volatile. These amounts are calculated by translating the comparable prior period results at the weighted average foreign currency exchange rates used in the current period, and it excludes the impact of foreign exchange transaction gains (losses) associated with the remeasurement of non-functional currencies. The company believes this information allows investors to identify the significance of changes in foreign currency exchange rates in period-to-period comparisons.

(UNAUDITED)	Constant Currency
1Q 2024
Percentage change in Global Lifestyle and Global Housing net earned premiums, fees and other income:
Including FX impact	8.4%
FX impact	(0.2)%
Excluding FX impact	8.6%

Percentage change in Global Lifestyle net earned premiums, fees and other income:
Including FX impact	7.2%
FX impact	(0.2)%
Excluding FX impact	7.4%

Percentage change in GAAP net income, including FX impact	108.1%
Percentage change in Adjusted EBITDA, including FX impact	52.6%
Percentage change in Adjusted EBITDA, excluding reportable catastrophes:
Including FX impact	30.8%
FX impact	(0.7)%
Excluding FX impact	31.5%

Percentage change in Global Lifestyle Adjusted EBITDA:
Including FX impact	4.4%
FX impact	(1.0)%
Excluding FX impact	5.4%

(6)The company outlook for Adjusted earnings, excluding reportable catastrophes, per diluted share and Adjusted EBITDA, excluding reportable catastrophes, for Assurant and Global Housing, each constitute forward-looking non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile such forward-looking non-GAAP financial measures to the most comparable GAAP measure, the probable significance of which cannot be determined. The company is able to quantify a full-year estimate of depreciation expense, interest expense and amortization of purchased intangible assets, each on a pre-tax basis, and the estimated effective tax rate, which are expected to be approximately $130 million, $107 million, $70 million and 20 to 22 percent, respectively. Business segment dividends include a $155 million assumed annual catastrophe load. Other GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation.

Assurant, Inc.
Consolidated Statement of Operations (unaudited)
Three Months Ended March 31, 2024 and 2023

	1Q
	2024	2023
($ in millions except number of shares and per share amounts)
Revenues
Net earned premiums	$2,376.5	$2,265.5
Fees and other income	385.7	282.7
Net investment income	126.7	105.2
Net realized losses on investments and fair value changes to equity securities	(8.8)	(10.6)
Total revenues	2,880.1	2,642.8
Benefits, losses and expenses
Policyholder benefits	623.1	645.6
Underwriting, selling, general and administrative expenses	1,937.3	1,823.2
Interest expense	26.8	27.0
Gain on extinguishment of debt	—	(0.1)
Total benefits, losses and expenses	2,587.2	2,495.7
Income before provision for income taxes	292.9	147.1
Provision for income taxes	56.5	33.5
Net income	$236.4	$113.6

Net income per share:
Basic	$4.50	$2.12
Diluted	$4.47	$2.12

Common stock dividends per share	$0.72	$0.70

Share data:
Basic weighted average shares outstanding	52,531,865	53,492,413

Diluted weighted average shares outstanding	52,872,254	53,698,162

Assurant, Inc.
Consolidated Condensed Balance Sheets (unaudited)
At March 31, 2024 and December 31, 2023

	March 31,	December 31,
	2024	2023
	($ in millions)
Assets
Investments and cash and cash equivalents	$9,752.0	$9,848.3
Reinsurance recoverables	6,589.1	6,649.2
Deferred acquisition costs	9,978.9	9,967.2
Goodwill	2,608.5	2,608.8
Value of business acquired	46.8	83.9
Other assets	4,250.1	4,477.8
Total assets	$33,225.4	$33,635.2

Liabilities
Policyholder benefits and claims payable	$2,536.9	$2,476.4
Unearned premiums	20,031.1	20,110.4
Debt	2,081.2	2,080.6
Accounts payable and other liabilities	3,656.2	4,158.3
Total liabilities	28,305.4	28,825.7

Stockholders’ equity
Equity, excluding accumulated other comprehensive loss	5,731.2	5,574.5
Accumulated other comprehensive loss	(811.2)	(765.0)
Total equity	4,920.0	4,809.5
Total liabilities and equity	$33,225.4	$33,635.2